UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 12, 2008

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 12, 2008, we issued a news release announcing plans to streamline our BMC West and SelectBuild operations in response to the challenging market conditions of the home building industry. A comprehensive analysis is being undertaken and includes organizational realignment, closing and consolidation of underperforming business units and consolidation of administrative functions. Annual savings are expected to be $20 million to $25 million.

The emerging plan places a priority on efficient use of capital and higher returns and positions us for the recovery of the homebuilding industry. A copy of the news release is attached as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	BMHC Plans to Unify BMC West and SelectBuild

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: May 13, 2008	/s/ William M. Smartt
William M. Smartt
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	BMHC Plans to Unify BMC West and SelectBuild